Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-233903, 333-237176, 333-254229 and 333-270280 on Form S-8 of our reports dated February 23, 2024 relating to the consolidated financial statements of Datadog, Inc. and subsidiaries (the “Company”), and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

New York, New York

February 23, 2024